Exhibit 4.27

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

HEADS OF AGREEMENT

This Amendment (this “Amendment”), is made as of September 29th, 2025, by and between Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (the “CRML” or the “Company”) and Rimbal Pty Ltd (a private Australian company) (“Vendor” and, together with the Company, the “Parties”). Defined terms used but not otherwise defined herein shall have the meanings given to such terms in the A&R HoA (as defined below).

WHEREAS, the Parties are parties to that certain Heads of Agreement, dated as of June 4, 2024, together with its addendum dated June 27, 2024 (the “HoA”), whereby the CRML agreed to acquire an up to a 92.5% interest in the Tanbreez Green Rare Earth Mine (the “Tanbreez Project”);

WHEREAS, the Parties are a party to that certain Amended and Restated Heads of Agreement, dated as of July 19, 2024, which amended and restated in full the HoA (the “A&R HoA”);

WHEREAS, the Vendor has as of the date of this Amendment requested the Greenlandic Mineral Resources Authority to grant the MLSA CoC Approval (as defined below), which approval remains pending; and

WHEREAS, the Parties desire to enter into this Amendment in order to amend the obligations under the A&R HoA.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.	Section 2(b) of the A&R HoA is hereby amended and restated in its entirety and is replaced with the following.

“(b) upon approval from the Greenlandic Mineral Resources Authority of the transfer of control in TAN, see clause 13 (MLSA CoC Approval), CRML shall acquire the remaining TAN Shares held by the Vendor, being 50.5% of TAN’s issued capital (Stage 2 Interest)”

2.	Section 3(b) of the A&R HoA is hereby amended and restated in its entirety and is replaced with the following:

“(b) for the Stage 2 interest, 14,500,000 CRML Shares (Deferred Consideration Shares, and together with the Upfront Consideration Shares, the Consideration Shares)”

3.	Section 7(a) to (c) of the A&R HoA is hereby amended and restated in its entirety and is replaced with the following:

“(a) Upon the MLSA CoC Approval, CRML shall acquire the Stage 2 Interest in exchange for the Deferred Consideration Shares. The acquisition shall be completed within 14 days from a written notice by the Vendor that the MLSA CoC Approval has been obtained, such notice to include reasonable supporting information and evidence to demonstrate that such approval has been obtained.

(b) Promptly following the MLSA CoC Approval and the provision of written notice from the Vendor, CRML shall: (i) provide a duly signed transfer form in respect of the Deferred Consideration Shares to the Vendor (or their nominees); (ii) deliver all other information, items and documents or things required by the Vendor for CRML to transfer ownership of the Deferred Consideration Shares acquired in exchange for the TAN Shares which the Vendor may reasonably require; and (iii) take all other steps required by CRML’s constituent documents and applicable laws to constitute and evidence the Vendor as the holder of the Deferred Consideration Shares acquired in exchange for the TAN Shares.

(c) Promptly following the MLSA CoC Approval and conditioned on CRML performing its obligations in (b) above, the Vendor must deliver to CRML:

(i) a separate instrument of transfer in registrable form for the TAN Shares acquired in exchange for the Deferred Consideration Shares in favour of CRML (as transferee) which have been duly executed by the Vendor (as transferor);

(ii) acceptance of the resignations of each of the directors and secretaries of TAN (as required by CRML) with effect from the date that CRML has performed its obligations in (b) above confirming that they each have no claim for loss of office or otherwise against TAN;

(iii) approval of the appointment as replacement directors and secretary of TAN of those persons nominated by CRML by written notice;

(iv) recording CRML as the holder of the TAN Shares acquired in exchange for the Deferred Consideration Shares in TAN’s shareholders’ register;

(v) for the Vendor’s part, the approval of the registration of the transfers of the TAN Shares acquired in exchange for the Deferred Consideration Shares;

(vi) all other information, items and documents or things required by CRML for the Vendor to transfer ownership of the TAN Shares acquired in exchange for the Deferred Consideration Shares which CRML may reasonably require; and

(vii) take all other steps required under TAN’s constituent documents and applicable laws to constitute and evidence CRML as the holder of the TAN Shares acquired in exchange for the Deferred Consideration Shares.

4.	Section 9(c) of the A&R HoA is hereby amended and restated in its entirety and is replaced with the following:

“(c) following the issuance of Deferred Consideration Shares, Vendor will be granted the right to appoint a nominee director to the board of CRML.”

5.	All references to “Expenditure Milestone” (including, for the avoidance of doubt, all references to the satisfaction or expiry of the Expenditure Milestone in Sections 7 and 12), “Expenditure Investment” and “Exploration Expenditure” in the A&R HoA shall be disregarded.

6.	The Vendor makes the following representations and warranties, in addition to the representations and warranties set out in Annexure C of the HOA, as of the date of this Amendment and as of the closing of the Stage 2 Interest:

a.	Vendor understands that the Deferred Consideration Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities law and is acquiring the Deferred Consideration Shares as principal for its own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law. Vendor understands that under the federal securities laws and applicable regulations the Deferred Consideration Shares may be resold without registration under the Securities Act only in certain limited circumstances.

b.	At the time Vendor was offered the Deferred Consideration Shares it was, and as of the date hereof it is and as of the closing of the Stage 2 Interest it will be, an “accredited investor” as defined in the Securities Act.

c.	Vendor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Deferred Consideration Shares. Vendor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Deferred Consideration Shares, and Vendor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Vendor has considered necessary to make an informed investment decision, and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. Vendor is able to bear the economic risk of an investment in the Deferred Consideration Shares and is able to afford a complete loss of such investment.

d.	Vendor acknowledges and agrees that it has conducted its own investigation of CRML and the Deferred Consideration Shares and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of CRML concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about CRML and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that CRML possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

e.	Vendor understands that the Deferred Consideration Shares shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR

(B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR

(II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

7.	CRML shall, at its sole cost, within two business days of the earliest to occur of (a) any resale registration statement covering the Deferred Consideration Shares being declared effective by the SEC or (b) the Deferred Consideration Shares becoming eligible for resale under Rule 144 without restriction or another exemption, promptly cause the removal of all restrictive and other legends described in this Amendment or other transfer restrictions from any certificates, book-entry positions or account statements representing Deferred Consideration Shares held by Vendor (or instruct its transfer agent to do so in a timely manner) and deliver, or cause to be delivered, legend-free evidence of ownership to Vendor; provided that CRML has received a customary representation letter from Vendor (or other applicable holder of Deferred Consideration Shares) in form and substance reasonably satisfactory to CRML and CRML will ensure that, subject to applicable law, no other stop-transfer instructions or other restrictions that would prevent their transfer exist.

8.	Vendor understands that the restrictions on transfer (and related legends) described in paragraph 5 above are required by applicable law and are not considered to be a contractual lock-up between CRML and Vendor.

9.	On or prior to the later of: (a) 30 calendar days after the closing date of the Stage 2 Interest, or (b) 10 calendar days after the expiration of the Standstill, CRML shall prepare and file with the SEC a registration statement covering the resale of all of the Deferred Consideration Shares. CRML shall use commercially reasonable efforts to register the Deferred Consideration Shares on Form F-3 if such form is available for use by CRML; provided, that if at such time the registration statement is on Form F-1, CRML shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form F-3 covering the Deferred Consideration Shares has been declared effective by the SEC. CRML shall use commercially reasonable efforts to have the registration statement declared effective as soon as reasonably practicable after the filing thereof and in any case not more than 30 days following the filing thereof, unless the SEC reviews the Registration Statement, in which case not more than 90 days following the filing thereof. Not later than 5:30 p.m. (Eastern time) on the second business day following the date on which the SEC determines not to review the registration statement or completes its review of the registration statement, CRML shall request that the SEC accelerate the effectiveness of the registration statement to 2 business days thereafter. Not later than 5:30 p.m. (Eastern time) on the second business day following the date on which the registration statement is declared effective by the SEC, CRML shall file with the SEC the final prospectus to be used in connection with sales pursuant to such registration statement. CRML shall notify the Vendor as promptly as practicable, and in any event, within 1 business day, after any registration statement is declared effective. The term “Standstill” in this Section 9 means a contractual restriction that prohibits CRML from filing a registration statement, including a registration statement contemplated by this Section 9, expected to be included in the definitive agreement for an equity investment that is being negotiated between CRML and a third party investor at or near the time of this Amendment; provided however, that the length of such contractual restriction shall not be more than 180 days from the date of such definitive agreement. CRML shall not (i) grant any registration rights that are superior to or otherwise subordinate the rights granted to Vendor hereby, and (ii) enter into any agreement (whether written or oral) that would otherwise prohibit the filing of the registration statement on the timeline set forth in this Section 9.

10.	Each Party confirms and represents that, as of the date hereof, such other Party is not in breach of any of the representations and warranties given under the A&R HoA.

11.	Concurrently with completion of the transfer of the Stage 2 Interest in exchange for the Deferred Consideration Shares, Vendor shall transfer and assign to CRML its receivable against TAN in the current amount of A$42,207,005.47 plus any interest that may accrue from the date hereof (the “Receivable”). As consideration for the transfer of the Receivable, CRML shall issue to Vendor [●] fully paid and non-assessable shares of CRML common stock (the “Receivable Shares”). The number of Deferred Consideration Shares otherwise issuable to Vendor shall be reduced by a number of shares equal to the Receivable Shares, and the issuance of the Receivable Shares shall be deemed part of, and not in addition to, the Deferred Consideration Shares.

12.	Prior to making any press release or other public communication concerning this Amendment or the transactions contemplated hereby, CRML shall coordinate with Vendor for its prior approval of the contents of any such press release or other public communication.

13.	Except as expressly provided in this Amendment, all of the terms and provisions of the A&R HoA will remain in full force and effect.

14.	Consummation of closing of the Stage 2 Interest shall be subject to any necessary Greenlandic Government approval(s) and shall be subject to clause 16 (Governing Law) of the A&R HoA as if set out in full in this Amendment.

15.	This Amendment may not be amended nor may any provision hereof be waived without the express written consent of the Parties.

16.	This Amendment may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and the Parties hereto may execute this Amendment by signing any such counterpart.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the date first above written.

CRITICAL METALS CORP.

By:	/s/ Tony Sage
Name:	Tony Sage
Title:	Chief Executive Officer

RIMBAL PTY LTD

By:	/s/ Gregory Barnes
Name:	Gregory Barnes
Title:	Authorized Signatory